UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2010

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.
Item 3.02.              Unregistered Sales of Equity Securities.

As reported on the Current Report on Form 8-K of New Energy Systems Group (the “Company”) as filed with the Securities and Exchange Commission on November 12, 2010, on November 10, 2010, the Company’s subsidiary,  Shenzhen Anytone Technology Co. Ltd., executed a share exchange agreement to acquire all the equity interest of Shenzhen Kim Fai Solar Energy  Technology Co., Ltd., a Chinese company engaged in the technology development and sale of solar application products and solar energy batteries, for total  consideration of $24,000,000, of which $13,000,000 was to be paid in cash and $11,000,000 is to be paid in the form of shares of common stock of the Company.

In connection with the acquisition of Shenzhen Kim Fai Solar Energy Technology Co., Ltd., the Company is hereby filing this Amendment No. 1 to the Current Report on Form 8-K to include the requisite financial statements and pro forma financial information.

(a)   Financial statements of business acquired.  See Exhibit 99.1.
(b)   Pro forma financial information.  See Exhibit 99.2.
(c)   Shell Company Transactions. Not applicable.
(d)   Exhibits. See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K/A.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.
99.1	Shenzhen Kim Fai Solar Energy Technology Co., Ltd..

99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2011

New Energy Systems Group

By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer